SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2007

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2007, the Board of Directors of Threshold Pharmaceuticals, Inc., based upon the recommendation of the Compensation Committee of the Board of Directors, amended the employment terms of Michael K. Brawer, M.D., the Company’s Interim Chief Medical Officer, to clarify the terms of his taxable reimbursements by the Company for living expenses, and to provide a one-time bonus of approximately $20,000 for the grossed-up tax payments related to these expenses for 2006. A copy of the agreement is furnished as Exhibit 10.34 to this Current Report.

Based on the amended terms of the offer letter, the 2006 amounts for Michael K. Brawer, M.D. included in the Summary Compensation Table of the Company’s 2006 Proxy Statement are as follows:

Other Compensation (as stated)	$328
Other Compensation (as amended)	$50,134

Total Compensation (as stated)	$620,608
Total Compensation (as amended)	$679,414

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.34	Amended offer letter by and between the Registrant and Michael K. Brawer, M.D. dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: August 6, 2007	By:	/s/ Harold E. Selick
Harold E. Selick, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.34	Amended offer letter by and between the Registrant and Michael K. Brawer, M.D. dated August 1, 2007.